                                                                     Exhibit 4.2


USX


                               USX CORPORATION



                                _____________

                                   BY-LAWS
                                _____________




                                JUNE 28, 1994




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                                      1

                                   BY-LAWS
                                      of
                               USX CORPORATION
                                JUNE 28, 1994
                                  ARTICLE I.
                                STOCKHOLDERS.

           SECTION 1. Time and Place of Meetings of Stockholders. Unless
                        the time and place of the annual meeting of stock-
         Time and       holders for the purpose of electing directors and
         Place of       transacting such other business as may be brought
         Meetings.      before the meeting are changed by the Board of
                        Directors, as may be done from time to time, provided
         that all legal requirements for such change and notice to stockholders are observed, such annual meeting of stockholders of the Corporation shall be held at 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, and State of Delaware at 2 o'clock, p.m., on the last Tuesday in April in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding Tuesday which is not a legal holiday.

           Special meetings of the stockholders may be called by the Board of Directors to be held at such time and place and for such purpose or purposes as are specified in such call.

           Neither the annual meeting nor any special meeting of stock-holders need be held within the State of Delaware.

           Any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders or otherwise, may not be taken without a meeting, prior notice and a vote, and stockholders may not act by written consent.

           SECTION 2. Notice of Meetings of Stockholders. It shall be the duty of the Secretary to cause notice of each an-
         Notice of      nual or special meeting to be mailed to all stock-
         Meetings.      holders of record as of the record date as fixed by
                        the Board of Directors for the determination of
         stockholders entitled to vote at such meeting. Such notice shall indicate briefly the action to be taken at such meeting and shall be mailed to the stockholders at the addresses of such stockholders as shown on the books of the Corporation at least 10 days but not more than 60 days preceding the meeting.

         (Article I)                      2

           SECTION 3. Nomination of Directors. Only persons who are nomi-
                        nated in accordance with the following procedures
         Nomination of  shall be eligible for election as directors. Nomina-
         Directors.     tion for election to the Board of Directors of the
                        Corporation at a meeting of stockholders may be made
         by the Board of Directors or by any stockholder of the Corporation entitled to vote generally for the election of directors at such meeting who complies with the notice procedures set forth in this
         Section 3. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received not less than 60 days nor more than 90 days prior to such meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination shall have been mailed or delivered to the Secretary not later than the close of business on the 10th day following the day on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of each class of the capital stock of the Corporation which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to be named as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they ap-pear on the Corporation's books, of such stockholder and (ii) the number of shares of each class of the capital stock of the Corporation which are beneficially owned by such stockholder. The Corporation may require any proposed nominee to furnish such other informa-tion as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

           The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so deter-mine, he shall so declare to the meeting and the defective nomina-tion shall be disregarded.

                                        3                          (Article I)

           SECTION 4. Notice of Business at Annual Meetings. At an annual meeting of the stockholders, only such business
         Notice of        shall be conducted as shall have been properly
         Business at      brought before the meeting. To be properly brought
         Annual Meetings. before an annual meeting, business must be (a)
                          specified in the notice of meeting (or any
         supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, if such business relates to the election of directors of the Corporation, the procedures in Article I, Section 3 must be com-plied with. If such business relates to any other matter, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Cor-poration not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting
         (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business,
         (c) the number of shares of each class of the capital stock of the Corporation which are beneficially owned by the stockholder, and
         (d) any material interest of the stockholder in such business. Not-withstanding anything in the By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 4 and in Section 3 of this
         Article I and except that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) pro-mulgated under the Securities Exchange Act of 1934, as amended, and is to be included in the Corporation's proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 4.

         (Article I)                       4

           The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 4, and if he should so determine, the chairman shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

           SECTION 5. Quorum. At each meeting of the stockholders the holders of one-third of the voting power of the out-
         Quorum. standing shares of stock entitled to vote generally at the meeting, present in person or represented by proxy, shall constitute a quorum, unless the representation of a larger number shall be required by law, and, in that case, the representation of the number so required shall constitute a quorum.

           Except as otherwise required by law, a majority of the voting power of the shares of stock entitled to vote generally at a meeting and present in person or by proxy, whether or not constituting a quorum, may adjourn, from time to time, without notice other than by announcement at the meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

           SECTION 6. Organization. The Chairman of the Board, or in his
                        absence the Vice Chairman of the Board designated
         Organization.  by the Chairman of the Board, or the President
                        in the order named, shall call meetings
         of the stockholders to order, and shall act as chairman of such meeting; provided, however, that the Board of
         Chairman.      Directors may appoint any person to act as
                        chairman of any meeting in the absence of the
         Chairman of the Board.

           The Secretary of the Corporation shall act as secretary at all meetings of the stockholders; but in the absence of
         Secretary.     the Secretary at any meeting of the stockholders the
                        presiding officer may appoint any person to act
         as secretary of the meeting.

           SECTION 7. Voting. At each meeting of the stockholders, every stockholder shall be entitled to vote in person, or
           Voting. by proxy appointed by instrument in writing, subscribed by such stockholder or by his duly

                             5                               (Article I)


         authorized attorney, or, to the extent permitted by law, appointed by an electronic transmission, and delivered to the inspectors at the meeting; and he shall have the number of votes for each share of capital stock standing registered in his name at the date fixed by the Board of Directors pursuant to Section 4 of Article IV of these By-Laws as may be determined in accordance with the Corporation's Certificate of Incorporation, or as may be provided by law. The votes for directors, and, upon demand of any stockholder, or where re-quired by law, the votes upon any question before the meeting, shall be by ballot.

          At least ten days before each meeting of the stockholders, a full, true and complete list, in alphabetical order, of all
         List of       of the stockholders entitled to vote at such meeting,
         Stockholders. showing the address of each stockholder, and in-
                       dicating the class and number of shares held by each,
         shall be furnished and held open for inspection in such manner, as is required by law. Only the persons in whose names shares of stock stand on the books of the Corporation at the date fixed by the Board of Directors pursuant to Section 4 of Article IV of these By-Laws, as evidenced in the manner provided by law, shall be entitled to vote in person or by proxy on the shares so standing in their names.

          Prior to any meeting, but subsequent to the date fixed by the
                        Board of Directors pursuant to Section 4 of
         Certification  Article IV of these By-Laws, any proxy may submit
         of Proxies.    his powers of attorney to the Secretary, or to the
                        Treasurer, for examination. The certificate of the
         Secretary, or of the Treasurer, as to the regularity of such powers of attorney, and as to the class and number of shares held by the persons who severally and respectively executed such powers of attorney, shall be received as prima facie evidence of the class and number of shares represented by the holder of such powers of attorney for the purpose of establishing the presence of a quorum at such meeting and of organizing the same, and for all other purposes.

          SECTION 8. Inspectors. At each meeting of the stockholders, the polls shall be opened and closed, the proxies and
         Inspectors    ballots shall be received and be taken in charge,
         of Election.  and all questions touching the qualification of voters and the validity of proxies and the acceptance or
         rejection of votes, shall be decided by one or more inspectors.
         Such inspector

         (Article II)                   6

         or inspectors shall be appointed by the Board of Directors before the meeting. If for any reason any of the inspectors previously ap-pointed shall fail to attend or refuse or be unable to serve, inspec-tors in place of any so failing to attend or refusing or unable to serve, shall be appointed in like manner.


                                 ARTICLE II.

                             BOARD OF DIRECTORS.

          SECTION 1. Number, Classes and Terms of Office. The business
         Directors.       and affairs of the Corporation shall be managed
                          by or under the direction of the Board of Directors.

          The number of directors shall be fixed from time to time by
         Number of        resolution of the Board of Directors, but the
         Directors.       number thereof shall not be less than three.

          The directors of the Corporation shall be divided into three
         Classes and      classes: Class I, Class II and Class III. Each class
         Terms of Office. shall consist, as nearly as may be possible, of one-
                          third of the whole number of the Board of Direc-
         tors. In the election of directors at the 1984 annual meeting of the stockholders, the Class I directors shall be elected to hold office for a term to expire at the first annual meeting of the stockholders thereafter; the Class II directors shall be elected to hold office for a term to expire at the second annual meeting of the stockholders thereafter; and the Class III directors shall be elected to hold office for a term to expire at the third annual meeting of the stockholders thereafter, and in the case of each class, until their respective suc-cessors are duly elected and qualified. At each annual election held after the 1984 annual meeting of the stockholders, the directors elected to succeed those whose terms expire shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the stockholders after their election, and until their respective successors are duly elected and qualified. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional director elected to any class shall hold office for a term which shall coincide with the terms of the other directors in such class and until his successor is duly elected and qualified.

                             7                                  (Article II)


     In the case of any increase in the number of directors of the Cor-poration, the additional director or directors shall be elected only by the Board of Directors.

     SECTION 2. Vacancies. Except as otherwise provided by law, in the case of any vacancy in the Board of Directors
   Vacancies through death, resignation, disqualification or other in Board. cause, a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant, and until the election of his successor, shall be elected only by a majority of of the Board of Directors then in office, though less than a quorum.

     SECTION 3. Removal. Directors of the Corporation may be re-
   Removal.   moved only for cause.

     SECTION 4. Place of Meetings, etc. The Board of Directors may
              hold its meetings, and may have an office and
   Place of   keep the books of the Corporation (except as
   Meetings.  otherwise may be provided for by law) in such
              place or places in the State of Delaware or outside of the
   State of Delaware, as the Board from time to time may determine.


     SECTION 5. Regular Meetings. Regular meetings of the Board of
   Regular    Directors shall be held at such times as may be
   Meetings.  fixed by resolution of the Board of Directors. The
              Secretary shall give notice, as provided for special
   meetings, for each regular meeting.

    SECTION 6.  Special Meetings. Special meetings of the Board of
  Special     Directors shall be held whenever called by
  Meetings.   direction of the Chairman or a Vice Chairman of
              the Board, or the President, or a majority of the
  directors then in office.


    The Secretary shall give notice of each special meeting by mailing the same at least two days before the meeting, or
  Notice        by telegraphing or telexing or by facsimile transmis-
  Required.     sion of the same at least one day before the meeting,
                to each director; but such notice may be waived by any director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
                At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

 (Article II)                         8

           SECTION 7. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of
         Quorum. business; but if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time.

           At any meeting of the Board of Directors all matters shall be decided by the affirmative vote of a majority of directors then pre-sent, provided, that the affirmative vote of at least one-third of all the directors then in office shall be necessary for the passage of any resolution.

           SECTION 8. Order of Business. At meetings of the Board of
                        Directors business shall be transacted in such
         Order of       order as, from time to time, the Board may deter-
         Business.      mine by resolution.

           At all meetings of the Board of Directors, the Chairman of the
                        Board, or in his absence the Vice Chairman of the
         Presiding      Board designated by the Chairman of the Board,
         Officer.       or the President, in the order named, shall preside.

           SECTION 9. Compensation of Directors. Each director of the
                        Corporation who is not a salaried officer or employee
         Compensa-      of the Corporation, or of a subsidiary of the
         tion of        Corporation, shall receive such allowances for serving
         Directors.     as a director and such fees for attendance at meetings
                        of the Board of Directors or any committee appointed
         by the Board as the Board may from time to time determine.

           SECTION 10. Election of Officers. At the first regular meeting of the Board of Directors in each year (at which a
         Election of    quorum shall be present) held next after the annual
         Officers.      meeting, the Board of Directors shall proceed to the
                        election of the principal officers of the Corporation
         to be elected by the Board of Directors under the provisions of
         Article III of these By-Laws.

                                      9                   (Article III)


                                 ARTICLE III.

                                  OFFICERS.

           SECTION 1. Officers. The principal officers of the Corporation shall be a Chairman of the Board of Directors, one
         Principal     or more Vice Chairmen of the Board of Directors, a
         Officers.     President, one or more Executive-Directors, one or
         Titles.       more Executive Vice Presidents, one or more Group
                       Presidents, a Senior Vice President-Finance,
         a General Counsel, a Treasurer, a Secretary and a Comptroller, none of whom need be directors. All such principal officers shall be elected by the Board of Directors. Each principal officer who shall be a member of the Board of Directors shall be considered an Officer-Director.

           The Board of Directors or any committee or officer designated by it may appoint such other officers as it or he shall
         Other         deem necessary, who shall have such authority and
         Officers.     shall perform such duties as from time to time
         may be assigned to them by or with the authority of the Board of Directors.

           One person may hold two or more offices.

           In its discretion, the Board of Directors may leave unfilled any office.

          All officers, agents and employees shall be subject to removal at any time by the Board of Directors. All officers,
         Term of        agents and employees, other than officers elected
         Office.        by the Board of Directors, shall hold office at the
         discretion of the committee or of the officer appointing them.

           Each of the salaried officers of the Corporation shall devote his entire time, skill and energy to the business of
         Salaried       the Corporation, unless the contrary is expressly
         Officers.      consented to by the Board of Directors.


           SECTION 2. Powers and Duties of the Chairman of the Board. The
         Chairman of    Chairman of the Board of Directors shall be the
         the Board.     chief executive officer of the Corporation and,
         Powers         subject to the Board of Directors, shall be in
         and Duties.    general charge of the affairs of the Corporation.
                        He shall preside at all meetings of the stockholders
         and of the Board of Directors.

         (Article III)                  10

           SECTION 3. Powers and Duties of the Vice Chairmen of the
         Vice Chairmen      Board, the President and the Executive-Directors.
         of the Board,      Subject to the Chairman of the Board of Directors
         President and      and the Board itself, the Vice Chairmen of the
         Executive-         Board, the President and the Executive-Directors
         Directors. Powers  shall have such duties as may be assigned to them
         and Duties.        by the Chairman of the Board of Directors or the
                            Board itself.

           SECTION 4. Executive Vice Presidents, Group Presidents and
                            Senior Vice President--Finance. Each Executive
         Executive          Vice President, each Group President and the
         Vice               Senior Vice President--Finance shall have such
         Presidents,        authority, and shall perform such duties, as may
         Group              be assigned to him.
         Presidents
         and Senior
         Vice President--
         Finance.

           SECTION 5. The General Counsel. The General Counsel shall be the chief consulting officer of the Corporation in
         General            all legal matters, and, subject to the Chairman of
         Counsel.           the Board of Directors and the Board itself, shall
                            have general control of all matters of legal import
         concerning the Corporation.

           SECTION 6. Powers and Duties of Treasurer. Subject to the offi-
                            cer designated by the Board of Directors, the
         Treasurer.         Treasurer shall have custody of all the funds and
         Powers             securities of the Corporation which may have come
         and Duties.        into his hands; when necessary or proper he shall
                            endorse, or cause to be endorsed, on behalf of the
         Corporation, for collection, checks, notes and other obligations, and shall cause the deposit of same to the credit of the Corporation in such bank or banks or depositary as the Board of Directors may designate or as the Board of Directors by resolution may authorize; he shall sign all receipts and vouchers for payments made to the Corporation other than routine receipts and vouchers, the signing of which he may delegate; he shall sign all checks made by the Corporation; provided, however, that the Board of Directors may authorize and prescribe by resolution the manner in which checks drawn on banks or depositaries shall be signed, including the use of facsimile signatures, and the manner in which officers, agents or employees shall be authorized to sign; he may sign with the President or a vice president all certificates of shares in the capital stock; whenever required by the Board of Directors, he shall render a statement of his cash account; he shall enter regularly, in books of the Corporation

                                        11                   (Article III)

         to be kept by him for the purpose, full and accurate account of all moneys received and paid by him on account of the Corporation;
         he shall, at all reasonable times, exhibit his books and accounts to any director of the Corporation upon application at his office dur-ing business hours; and he shall perform all acts incident to the position of treasurer.

           He shall give a bond for the faithful discharge of his duties in
         Treasurer.    such sum as the Board of Directors may require.
         Bond.

           SECTION 7. Powers and Duties of Secretary. The Secretary shall keep the minutes of all meetings of the Board of
         Secretary.    Directors, and the minutes of all meetings of the
         Powers        stockholders, and also (unless otherwise directed
         and Duties.   by the Board of Directors) the minutes of all
                       committees, in books provided for that purpose; he
         shall attend to the giving and serving of all notices of the Corporation; he may sign with an Officer-Director or any other duly authorized person, in the name of the Corporation, all contracts authorized by the Board of Directors, and affix the seal of the Corporation thereto; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the Secretary's office during business hours; and he shall in general perform all the duties incident to the office of secretary, subject to the control of the Chairman of the Board of Directors and the Board itself.

           SECTION 8. Comptroller. Subject to the officer designated by the Board of Directors, the Comptroller shall be
         Comptroller.  in charge of the accounts of the Corporation, and
         Powers and    shall perform such duties as from time to time
         Duties.       may be assigned to him.

           SECTION 9. Voting upon Stocks. Unless otherwise ordered by the
                       Board of Directors, any Officer-Director or any
         Voting upon   person or persons appointed in writing by any of
         Stocks owned  them, shall have full power and authority in
         in other      behalf of the Corporation to attend and to act and to
         Companies.    vote at any meetings of stockholders of any
                       corporation in which the Corporation may hold stock,
         and at any such meeting shall possess and may

         (Article IV)              12


         exercise any and all the rights and powers incident to the ownership of such stock, and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Direc-tors, by resolution, from time to time, may confer like powers upon any other person or persons.





                                    ARTICLE IV.

                                CAPITAL STOCK--SEAL.

          SECTION 1. Certificates of Shares. The certificates for shares of each class of the capital stock of the Corporation
         Stock         shall be in such form, not inconsistent with the Cer-
         Certificates. tificate of Incorporation, as shall be prepared or
         Signature.    be approved by the Board of Directors. No certificate
         Validity.     shall be valid unless it is signed by the Chairman or
                       a Vice Chairman of the Board of Directors or the
         President or a vice president, and either the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary, but where such certificate is signed by a registrar other than the Corporation or its employee the signatures of any such officer and, where authorized by resolution of the Board of Directors, any transfer agent may be facsimiles. In case any officer or transfer agent of the Corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer or transfer agent of the Corporation before such certificate is issued, such certificate may be issued by the Corpora-tion with the same effect as though the person or persons were such officer or transfer agent of the Corporation at the date of issue.

          All certificates for each class of capital stock of the Corporation shall be consecutively numbered. The name of the
         Record of     person owning the shares represented thereby, with
         Shares.       the class and number of such shares and the date of
         issue, shall be entered on the Corporation's books.

          All certificates surrendered to the Corporation shall be cancelled, and no new certificate shall be issued until the
         Cancellation  former certificate for the same class
         of            and number of shares of the same class shall have
         Certificates. been sur-

                             13              (Article IV)


  rendered and cancelled, except in accordance with procedures established by the Board of Directors or where required by law.

  SECTION 2. Transfer of Shares. Shares in the capital stock of the
              Corporation shall be transferred only on the books
 Transfer     of the Corporation by the holder thereof in person,
 of           or by his attorney, upon surrender and cancella-
 Shares.      tion of certificates for a like class and number of shares.

  SECTION 3. Regulations. The Board of Directors shall have power and authority to make all such rules and regu-Regulations. lations as respectively they may deem expedient, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

  The Board of Directors may appoint one or more transfer agents or assistant transfer agents and one or more
 Transfer     registrars of transfers, and may require all stock
 Agents.      certificates to bear the signature of a transfer agent
 Registrars.  or assistant transfer agent and a registrar of transfers.
              The Board of Directors may at any time terminate the
 appointment of any transfer agent or any assistant transfer agent or any registrar of transfers.

  SECTION 4. Fixing Date for determination of Stockholders'
              Rights. The Board of Directors is authorized from Record Date. time to time to fix in advance a date, not exceeding
              60 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

         (Article V)              14


  SECTION 5. Dividends. The Board of Directors may from time to time declare such dividends as they shall deem
 Dividends.         advisable and proper, subject to such restrictions
                    as may be imposed by law and the Corporation's
 Certificate of Incorporation.


  SECTION 6. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere speci-
 Facsimile          fically authorized in these By-Laws, facsimile
 Signatures.        signatures of any officer or officers of this Cor-
                    poration may be used whenever and as authorized by
 the Board of Directors.


  SECTION 7. Corporate Seal. The Board of Directors shall provide a suitable seal, containing the name of the Cor-
 Corporate          poration, which seal shall be in charge of the
 Seal.              Secretary. If and when so directed by the Board of
                    Directors, duplicates of the seal may be kept and be used
 by the Treasurer or by any assistant secretary or assistant treasurer.



                               ARTICLE V

                            INDEMNIFICATION.

  Section 1. Right to Indemnification. The Corporation shall in-
                    demnify and hold harmless to the fullest extent
 Right to           permitted by law any person who was or is made
 Indemnification.   or is threatened to be made a party or is involved
                    in any action, suit, or proceeding whether civil, criminal, administrative or investigative ("proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all expenses, liability, and loss reasonably incurred or suffered by such person. The Corpora-tion shall indemnify any person seeking indemnity in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation.

                             15              (Article VI)


  SECTION 2. Prepayment of Expenses. The Corporation shall pay the expenses incurred in defending any proceeding
  Prepayment    in advance of its final disposition provided how-
  of Expenses.  ever the payment of expenses incurred by a director or officer in his capacity as a director or officer (except with regard to service to an employee benefit plan or non-profit entity) in advance of the final disposition of the proceeding shall be made only upon the agreement by the director or officer to repay all amounts advanced if it should be determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

  SECTION 3. Claims. If a claim under this Article is not paid in full within ninety days after a written claim has been
  Claims. received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid in addition the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not eligible for indemnification under applicable law.

  SECTION 4. Non-Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive
  Non-          of any other right which such person may have or
  Exclusivity   hereafter acquire under any statute, provision of
  of Rights.    the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.





                                 ARTICLE VI.

                                 AMENDMENTS.

  Section 1. The Board of Directors shall have power to adopt, amend and repeal the By-Laws at any regular or Amendments. special meeting of the Board, provided that notice of intention to adopt, amend or repeal the By-Laws in whole or in part shall have been included in the notice of meeting; or, without any such notice, by a vote of two-thirds of the directors then in office.

    Stockholders may adopt, amend and repeal the By-Laws at any regular or special meeting of the stockholders by an affirmative

         (Article VI)                   16

         vote of holders of outstanding shares of the capital stock of the Cor-poration having two-thirds of the votes entitled to be cast thereon, provided that notice of intention to adopt, amend or repeal the By-Laws in whole or in part shall have been included in the notice of the meeting.